Exhibit 10.2

THIRD AMENDMENT TO THE

HOUSTON WIRE & CABLE COMPANY

2006 STOCK PLAN

WHEREAS, Houston Wire & Cable Company, a Delaware corporation (the “Company”), maintains the Houston Wire & Cable Company 2006 Stock Plan, as amended (the “Plan”); and

WHEREAS, the Company has reserved the authority to amend the Plan and now deems it appropriate to do so.

NOW THEREFORE, the Plan is hereby amended, effective as of November 4, 2014, as follows:

1.	Section 4.1 of the Plan is hereby amended to read in its entirety as follows:

The total number of shares of Common Stock that may be issued under the Plan shall be 1,800,000.  Such shares may be either authorized but unissued shares or treasury shares and shall be adjusted in accordance with the provisions of Section 4.3 below.  The number of shares of Common Stock delivered by a Participant or withheld by HWC on behalf of any such Participant as full or partial payment of any minimum required withholding taxes on Stock Awards or Stock Units shall once again be available for issuance pursuant to subsequent Awards, and shall not count towards the aggregate number of shares of Common Stock that may be issued under the Plan.  Any shares of Common Stock subject to an Award may thereafter be available for issuance pursuant to subsequent Awards, and shall not count towards the aggregate number of shares of Common Stock that may be issued under the Plan, if there is a lapse, forfeiture, expiration, termination or cancellation of any such prior Award for any reason (including for reasons described in Section 3.3), or if shares of Common Stock are issued under such Award and thereafter are reacquired by HWC pursuant to rights reserved by HWC upon issuance thereof.

2.	Section 4.2 of the Plan is hereby amended to add, after subsection (c), a new subsection (d) as follows:

(d)           The maximum aggregate number of shares of Common Stock as to which a Key Employee may receive Stock Awards and Stock Units in any calendar year is 150,000.

3.
Section 12.1(b) of the Plan is hereby amended to add the following sentence at the end thereof:  “For this purpose, repricing includes a reduction in the exercise price of a Stock Option or the cancellation of a Stock Option in exchange for cash, Stock Options with an exercise price less than the exercise price of the cancelled Stock Options, other Awards or any other consideration provided by the Company.”

IN WITNESS WHEREOF, this Second Amendment has been executed on this 4th day of November, 2014.

HOUSTON WIRE & CABLE COMPANY

By:	Nicol G. Graham
Nicol G. Graham
Chief Financial Officer, Treasurer and Secretary

30186-0000

CH2\15785411.4